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                                  COMBANC, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1998
                                                                    EXHIBIT 21.1


Subsidiary (1)                                  State of Incorporation

The Commercial Bank                             Ohio

(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.


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